UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

26300 La Alameda, Suite 100
Mission Viejo, California  92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Adoption of 2011 Stock Incentive Plan

On May 19, 2011 at the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of Auxilio, Inc. (the “Company”), the stockholders of the Company approved and adopted the Auxilio, Inc. 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”). The 2011 Stock Incentive Plan was adopted by the Board of Directors of the Company (the “Board”) on March 17, 2011, subject to stockholder approval at the 2011 Annual Meeting.  The 2011 Stock Incentive Plan authorizes the issuance of no more than 5,970,000 shares of the Company’s common stock.  The 2011 Stock Incentive Plan provides for the granting of stock options, stock appreciation rights and restricted stock to our employees, members of the Board of Directors of the Company and service providers of the Company.

Further descriptions of the 2011 Stock Incentive Plan are set forth in the Company’s definitive proxy statement which was filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2011 (the “Proxy Statement”) under the heading “Proposal 2 – Authorization of the 2011 Stock Incentive Plan”, which is incorporated herein by reference.  The description of the 2011 Stock Incentive Plan set forth in the Proxy Statement and contained herein are qualified in their entirety by reference to the complete terms and conditions of the 2011 Stock Incentive Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

5.07. Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of the Company was held at V’uz Restaurant, 12234 S. Draper Gate Drive, Draper, Utah 84020, at 4:00 p.m. Mountain Time on Thursday, May 19, 2011.

At the 2011 Annual Meeting, the Company’s stockholders voted on three proposals:  (i) the election of seven directors to serve for this upcoming year (ii) approval of the 2011 Stock Incentive Plan (iii) and the ratification of the appointment of Haskell & White LLP (“Haskell & White”) to serve as independent registered public accountants for the year ending December 31, 2011.  Only stockholders of record as of March 31, 2011 (the “Record Date”) were entitled to notice of and to vote at the 2011 Annual Meeting. There were no broker non-votes with respect to any of the proposals voted on at the Annual Meeting.

(1) Election of Directors. A total of seven candidates were nominated for election to the Company’s Board of Directors (the “Nominees”).  All seven Nominees were nominated by the Board of Directors and, as a result, the election was uncontested and all of those seven Nominees were elected to serve as directors of the Company for the ensuing year.

The following table sets forth the names of the Nominees and the respective numbers of votes cast for, and the respective numbers of votes withheld from, their election.

	Votes Cast
	For	Withheld
Edward Case	9,707,669	252,424
Joseph J. Flynn	9,707,669	252,424
Michael Joyce	9,707,669	252,424
John D. Pace	9,707,669	252,424
Max Poll	9,707,669	252,424
Mark St. Clare	9,707,669	252,424
Michael Vanderhoof.	9,707,669	252,424

(2) Approval of the 2011 Stock Incentive Plan.

Votes For	Votes Against	Abstentions
9,150,662	722,264	87,167

(3) Ratification of Independent Registered Public Accountants. At the 2011 Annual Meeting the Company’s stockholders also voted on a proposal to ratify the appointment of Haskell & White LLP as the Company’s registered public accountants. The ratification of Haskell & White LLP was approved by the Company’s stockholders. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, the ratification of Haskell & White LLP as the Company’s independent auditors:

Votes For	Votes Against	Abstentions
12,794,315	0	169

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date:           May 25, 2011
By:         /s/ Paul T. Anthony
Name:          Paul T. Anthony
Title:            Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Auxilio, Inc. 2011 Stock Incentive Plan.